THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER. THIS SECURITIES PURCHASE AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION OR ANY AGENCY REVIEWED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ACCORDINGLY, INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OF THIS OFFERING AND THE COMPANY IN MAKING AN INVESTMENT DECISION. THIS OFFERING IS MADE IN RELIANCE ON AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION PROVIDED BY SECTION 3(b) OF THE 1933 ACT, AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER BY THE COMMISSION.


                          SECURITIES PURCHASE AGREEMENT

                              VOXCOM HOLDINGS, INC.

     THIS AGREEMENT is made this 18th day of June, 1998, between VOXCOM HOLDINGS, INC., NASDAQ Symbol "VXCH" (the "Company"), a Nevada corporation, with its principal office at 8115 Preston Road, Eighth Floor-East, Dallas, TX 75225, and CARMAX INVESTMENTS LTD. (the "Purchaser"), with its principal office at c/o Thomson Kernaghan & Co., Ltd., 365 Bay St., Toronto, Ontario, Canada M5H 2V2.

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement:

     "Closing Date" means the date agreed to by the parties for the delivery of the Debenture to the Purchaser against a wire transfer of the funds to the Company.

     "Closing" means the completion of the purchase and sale of the Common Stock on the Closing Date.

     "Common Stock" means the Common Stock of the Company $0.0001 par value.

     "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Debentures in accordance with their terms, subject to the provisions hereof.

     "Debenture(s)" means the 5% Convertible Debenture issued by the Company, which which will be convertible into shares of Common, upon the terms and subject to the conditions of the Debentures and which will be substantially in the form annexed hereto as Exhibit 1.

     2. Authorization and Sale of the Debenture.

     2.1 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized the execution and delivery of one or more Debentures in the aggregate principal amount of Four Hundred Thousand Dollars ($400,000; the "Purchase Price").

     2.2 Agreement to Execute and Deliver the Agreement and the Debenture. The Purchaser will pay such sum to the Company, in reliance upon the representations and warranties of the Company contained in this Agreement, and upon the terms and conditions hereinafter set forth.

     2.3 Time and Place of Closing. The Closing shall be held at the offices of Krieger & Prager, Esqs., 319 Fifth Avenue, New York, New York 10016 ("Escrow Agent") on the Closing Date.

     2.4 Payment and Delivery. Upon the execution of this Agreement, the following shall occur:

     (a) Purchaser shall remit by wire transfer to the Escrow Agent, pursuant to instructions provided below, on or before the Closing Date, the Purchase Price to be held in escrow, subject to the provisions of this Agreement and the escrow instructions set forth in Exhibit 2 hereto (the "Escrow Instructions"), the terms of which are incorporated herein as if set forth herein in full.

     (b) The Company shall deliver or cause to be delivered to the Escrow Agent or its designee one or more duly executed Debentures in the aggregate principal amount of the Purchase Price to be held in escrow, subject to the provisions of this Agreement and the Escrow Instructions. The Company shall also cause to be delivered to the Escrow Agent the legal opinion required pursuant to the terms of Section
3.17 hereof to be executed and delivered to the Purchaser (the "Opinion").

     (c) The Purchaser shall wire the Purchase Price to the Escrow Agent, as follows:

                      The Bank of New York
                      ABA #021000018
                      For the Account of
                      Krieger & Prager, Esq. - Master Escrow Account
                      Account #[To be provided by the Escrow Agent to Purchaser]
                      Reference: Voxcom Holdings, Inc. Debenture Transaction

     Section 2.5. Closing. At the Closing, as contemplated by the Escrow Instructions, the Purchase Price will disbursed as provided therein and the Escrow Agent shall release the Debentures and the Opinion to the Purchaser.

     Section 3. General Representations and Warranties of the Company. At the Closing, the Company will represent and warrant to, and covenant with, the Purchaser that the following are true and correct as of the Closing Date (and the release of the Debentures to the Purchaser shall constitute the Company's making such representations and warranties):

     3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

     3.2 Capitalization. The authorized capital stock of the Company consists of
(i) 25,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately 6,550,771 had been issued as of June 15, 1998 and (ii) 50,000,000 shares of Preferred Stock, $0.0001 par value per share, including (x) 80,000 shares of Series A, having an issue price of $800,000, all of which are outstanding and (y) 350,000 shares of Series B, none of which are outstanding as of the date hereof or will be outstanding as of the Closing Date. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be reasonably necessary to effect the conversion of the Debentures. The Conversion Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures in accordance with its terms will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

     3.3 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and shareholders necessary for (i) the authorization, execution, delivery and performance of this Agreement by the Company, (ii) the authorization, sale, issuance and delivery of the Debentures and the issuance of the Conversion Shares by the Company and (iii) the performance of the Company's obligations hereunder and under the Debentures has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section
7.2 of this Agreement. Upon issuance and delivery pursuant to this Agreement, the Debentures will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances except for those imposed by or on behalf of the Purchaser, its creditors or agents.

     3.4 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

     3.5 Eligibility of Company Under Rule 504(a). The Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act, is not an investment company or a developmental stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

     3.6 Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to the Purchaser which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

     3.7 Absence of Undisclosed Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the Company's Form 10SB filed with the SEC on May 15, 1998 (the "Reports") or as incurred in the ordinary course of business after the date of the Reports.

     3.8 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Common Stock, or the consummation of any other transaction contemplated hereby, except the filing with the Commission of Form D. A copy of such filed Form D will be promptly sent to Purchaser's attorney.

     3.9 Material Contracts. Except as set forth in the Reports, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, the Company is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

     3.10 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

     3.11 Title to Assets. Except as set forth in the Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

     3.12 Subsidiaries. Except as disclosed in the Reports and the financial statements, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

     3.13 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

     3.14 Other Outstanding Securities. Except as disclosed in the Reports, there are no other material outstanding debt or equity securities presently convertible into Common Stock.

     3.15 No Other Offerings. Except for sales of Common Stock under SEC Rule 504 not exceeding, in the aggregate, gross sales prices of $600,000 the Company has not sold any securities within the twelve month period prior to the date the Common Stock was first offered in reliance on any exemption under Section 3(b) of the 1933 Act or in violation of Section 5(a) of the 1933 Act.

     3.16 Legal Opinion. Purchaser shall, upon the Closing, receive an opinion letter from counsel to the Company, and the Company represents that it will obtain such an opinion from counsel substantially to the effect that:

          (i) To the knowledge of such counsel, the Company is duly incorporated and validly existing under the laws and jurisdiction of its incorporation. The Company and/or its subsidiaries are duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company and/or its subsidiaries owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

          (ii) To the knowledge of such counsel, and based upon representations made to the Company, except as disclosed in the Reports, there is no action, proceeding or investigation pending, threatened against the Company which might reasonably result, either individually or in the aggregate, in any material adverse change in the business, conditions, affairs or operations of the Company.

          (iii) To the knowledge of such counsel, and based upon representations made to the Company, except as disclosed in the Reports, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          (iv) To the knowledge of such counsel, and based upon representations made to the Company, except as disclosed in the Reports, there is no material action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

          (v) To the knowledge of such counsel, all issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (vi) The Debentures have been duly authorized, executed and delivered by the Company and constitute the Company's binding and enforceable obligations in accordance with their terms.

          (vii) This Agreement and the issuance of the Conversion Shares have been duly approved by all required corporate action and that, upon payment of the consideration by the Purchaser in the manner specified in this Agreement, all such securities, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable.

          (viii) The authorized capital stock of the Company consists of (x) 25,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately 6,550,771 had been issued as of the Closing Date, and (y) 50,000,000 shares of Preferred Stock, $0.0001 par value per share, including (1) 80,000 shares of Series A, having an issue price of $800,000, all of which are outstanding and (2) 350,000 shares of Series B, none of which are outstanding as of the Closing Date.

          (ix) The Company has the requisite corporate power and authority to enter into this Agreement and to sell and deliver the Debentures and the Conversion Shares described in this Agreement or in the Debentures; this Agreement has been duly and validly authorized by all necessary corporate action by the Company to the knowledge of such counsel, no approval of any governmental or other body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated thereby; this Agreement has been duly and validly executed and delivered by and on behalf of the Company, as is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally.

          (x) To the knowledge of such counsel, and based upon representations made by the Company, the execution, delivery and performance of the agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Articles of Incorporation or By-Laws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute or regulation or as other, or (iv) any judgment, decree or order or any court or governmental body having jurisdiction over the Company or any of its property.

     3.17 Dilution. The number of shares of Common Stock issuable upon conversion of the Debentures may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the

Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     Section 4. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that the following are true and correct as of the date hereof and as of the Closing Date.

     4.1 Authority. The Purchaser's signatory has all right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and will constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.2 of this Agreement.

     4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company, including the Reports to reach an informed and knowledgeable decision to acquire the Debentures and the Conversion Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with such purchase.

     4.3 Investment Intent. Without limiting its ability to resell the Common Stock pursuant to an effective registration statement, Purchaser represents that it is purchasing the Debentures and the Conversion Shares for its own account as principal for investment purposes. Purchaser understands that its acquisition of the Debentures and the Conversion Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchaser or otherwise acquire or take a pledge of) the Debentures and the Conversion Shares except in compliance with the Securities Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

     4.4 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Debentures and the Conversion Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with such purchase.

     4.5 Purchaser Review. Purchaser hereby represents and warrants that the Purchaser has carefully examined the Reports, and the financial statements contained therein. The Purchaser acknowledges that the Company has made available to the Purchaser all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company and the Common Stock. Nothing stated in the previous two sentences, however, shall be deemed to affect the representations and warranties of the Company contained in this Agreement.

     4.6 Certain Risks. The Purchaser recognizes that the purchase of the Debentures and the Conversion Shares involves a high degree of risk in that:

          (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Debentures and the Conversion Shares;

          (ii) a Purchaser may not be able to liquidate its investment;

          (iii) transferability of the Debentures and the Conversion Shares is extremely limited;

          (iv) in the event of disposition, Purchaser could sustain the loss of its entire investment;

          (v) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof;

          (vii) the Common Stock is presently quoted and traded on the NASDAQ/OTC Bulletin Board;

          (viii) the price of the Common Stock has been arbitrarily determined by the Company and bears no relationship to the book value of the Company or other recognized criteria of value;

          (ix) although this Offering is being made pursuant to Rule 504(b)(1) of Regulation D of the 1933 Act, purchasers of the Common Stock, may have certain restrictions placed upon the resale of their securities by a particular state. Certificates or instruments representing the securities issued hereunder will not bear a restricted legend in that it is the Company's belief that purchasers will be permitted to resell the securities without registration under the Act pursuant to Rule 502(d).

     4.8 No Registration, Review or Approval. The Purchaser acknowledges and understand that the limited private offering and sale of the Debentures and the Conversion Shares pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is issued pursuant to an exemption under the 1933 Act and has not been registered under the securities or "blue sky" laws, rules or regulations of any state. The Purchaser acknowledges, understands and agrees that the Debentures and the Conversion Shares are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to
Section 3(b) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws.

     4.9 Additional Information. In addition to this Agreement, the Company will, upon request, provide prospective investors with additional information concerning the Company, its business and this Offering. No additional sales material has been authorized to be used in connection with the offer and sale of the Common Stock described herein.

     4.10 Purchaser's Representations. No principals, officers, directors or shareholders of Purchaser have ever been the subject of a criminal indictment, injunctive action or other disciplinary action brought by a governmental agency or is currently under investigation by any governmental agency or body.

     4.11 Short Sales. So long as the Company is in compliance in all material respects with its obligations to the Buyer under this Agreement and the other Transaction Agreements, and so long as the Buyer owns any of the Debentures, the Buyer will not engage in any open market Short Sales of the Common Stock, other than upon conversions of the Debentures. As used herein, "Short Sale" has the meaning provided in Rule 3b-3 under the 1934 Act.

     Section 5. Conditions to the Purchaser's Obligation to Purchase. The Company understands that the Purchaser's obligation to purchase the Debentures is conditioned upon:

          (a) Acceptance by Purchaser of this Agreement for the purchase of the Debentures, as evidenced by the execution of this Agreement by its authorized officers;

          (b) Delivery of the Debentures into Escrow;

          (c) Delivery of the Opinion, as contemplated by this Agreement.

     Section  6.   Conditions  to  Company's   Obligation  to  Sell.   Purchaser
understands that the Company's obligation to sell the Debentures is conditioned upon:

          (a) The receipt and acceptance by the Company of this Agreement for the Debentures as evidenced by execution of this Subscription Agreement by the Company;

          (b) Delivery into escrow by Purchaser of good funds as payment in full for the Purchase Price of the Debentures.

     Section 7. Compliance with the Securities Act.

     7.1 Underwriter. The Company understands that the Purchaser disclaims being an "underwriter" (as such term is defined under the Securities Act and the rules and regulations promulgated thereunder (an "Underwriter")).

     7.2 Indemnification. Each of the Company and the Purchaser agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

     Section 8. Legal Fees and Expenses. Except for the portion of the Escrow Agent's fees specified in the Escrow Instructions, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

     Section 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified airmail, postage prepaid, and shall be deemed given when so mailed:

          (a) if to the Company, to

                         VOXCOM HOLDINGS, INC.
                         8115 Preston Road, Eighth Floor-East
                         Dallas, TX 75225
                         Attn: Secretary
                         Telephone No.: (214) 691-0005
                         Telecopier No.: (214) 691-5984

                         with a copy to:

                         Glast, Phillips & Murray
                         13355 Noel Rd., Suite 2200
                         Dallas, TX 75240
                         Attn: Ronald L. Brown, Esq.
                         Telephone No.: (972) 419-8302

     Telecopier No.: (972) 419-8329

or to such other person at such other place as the Company shall designate to the Purchaser in writing;

          (b) if to the Purchaser, to:

                         CARMAX INVESTMENTS LTD.
                         c/o Thomson Kernaghan & Co., Ltd.
                         365 Bay St.
                         Toronto, Ontario, Canada M5H 2V2
                         Attn: Mark Valentine
                         Telephone No.: (416) 860 - 6130
                         Telecopier No.: (416) 367 - 8055

                         with a copy to:

                         Krieger & Prager
                         319 Fifth Avenue
                         New York, NY  10016
                         Attn:  Samuel Krieger, Esq.
                         Telephone No.: (212) 689-3322
                         Telecopier No.  (212) 213-2077

or at such other address or addresses as may have been furnished to the Company in writing; or

          (c) if to any transferee or transferees of a Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

     Section 10. Use of Proceeds. The net proceeds to the Company from the sale of the Debentures offered hereby by the Company are estimated to be $400,000, assuming the sale of the maximum Debentures, before deducting offering expenses and fees as contemplated by the Escrow Instructions. It is presently anticipated that the estimated net proceeds will be used by the Company to reimburse Larry Cahill, directly or indirectly, for costs incurred by the Company in connection with the Federal Trade Commission litigation and advanced by him. Any funds remaining thereafter shall be applied to working capital, including rent, utilities and other general corporate purposes. Pending use of the net proceeds, the funds will be invested in short-term interest-bearing securities or their equivalent.

     Section 11. Transfer Agent Instructions.

     11.1. Instructions. Promptly following the delivery by the Purchaser of the Purchase Price in accordance with this Agreement, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, registered in the name of the Purchaser or its nominee and in such denominations to be specified by the Purchaser in connection with each conversion of the Debentures. The Company warrants that no instruction other than such instructions referred to in this Section 11 will be given by the Company to the transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. Nothing in this
Section 11 shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Debentures and the Conversion Shares. .

     11.2 Conversion Exercise. (i) The Company will permit the Purchaser to exercise its right to convert the Debentures by telecopying or delivering an executed and completed Notice of Conversion to the Company with a copy to the transfer agent and delivering, within five (5) business days thereafter, the original Debentures being converted to the Company by express courier, .

     (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Debentures, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date.

     (iii) The Company shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Conversion Shares issuable upon conversion of any Debentures (together with any portion of the Debentures not being so converted) to the Purchaser via express courier, by electronic transfer or otherwise, within three
(3) business days (such third business day, the "Delivery Date") after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Debentures being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date an interest payment on the Debentures, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Debentures, was due.

     11.3 Delay in Delivery. The Company understands that a delay in the issuance of the Conversion Shares beyond the Delivery Date could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of Conversion Shares in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                         Late Payment For Each $10,000
                                         of Principal of Debentures
             No. Business Days Late      Amount Being Converted

                      1                       $100
                      2                       $200
                      3                       $300
                      4                       $400
                      5                       $500
                      6                       $600
                      7                       $700
                      8                       $800
                      9                       $900
                      10                      $1,000
                      >10                     $1,000 +$200 for each Business
                                                       Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Purchaser. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

     11.4 Buy In. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Shares to be issued upon conversion of a Debenture and after such Delivery Date, the holder of the Debenture being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Conversion Shares to be issued upon such conversion (a "Buy- In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of this Agreement or the Debentures, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

     11.5 DTC. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Purchaser and its compliance with the provisions contained in this paragraph, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Purchaser by crediting the account of Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

     11.6 Transfer Agent Contact. The Company will authorize its transfer agent to give information relating to the Company directly to the Purchaser or the Purchaser's representatives upon the request of the Purchaser or any such representative. The Company will provide the Purchaser with a copy of the authorization so given to the transfer agent.

     Section 12. Miscellaneous.

     12.1 Listing. The Company will use its best efforts to maintain the listing of its Common Stock on the NASDAQ/OTC Bulletin Board or the NASDAQ/SmallCap Market, National Market System, American Stock Exchange or New York Stock Exchange.

     12.2 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     12.3 Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by Purchaser.

     12.4 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12.5 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12.6 Governing Law/Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Purchaser for any reasonable legal fees and disbursements incurred by the Purchaser in enforcement of or protection of any of its rights under this Agreement.

     12.7 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

     12.8  Publicity.  The  Purchaser  shall not issue  any  press  releases  or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company, except as may be required by applicable law or regulation.

     12.9 Survival. The representations and warranties in this Agreement shall survive Closing.


                   [Balance of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.

                                            VOXCOM HOLDINGS, INC.


                                            By: Donald G. McLellan
                                                ----------------------------
                                                  Officer



                                            CARMAX INVESTMENTS LTD..


                                            By: Mark Valentine
                                                ----------------------------
                                                  Officer